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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 12, 2002



                                TECHNITROL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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
        PENNSYLVANIA                    001-05375                      23-1292472
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION)
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                1210 NORTHBROOK DR., SUITE 385, TREVOSE, PA 19053
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (215) 355-2900


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

         Technitrol, Inc. (the "Company") announced on March 12, 2002 that based on results from January and February and forecasts for March 2002, the Company believes it will report a net loss of between $3.7 million and $4.2 million, or $.11-$.13 per diluted share, excluding unusual and infrequent charges related to restructuring actions and the previously announced cumulative effect of a change in accounting principle, for its first fiscal quarter ending March 29, 2002.

           Unusual and infrequent charges relating to restructuring actions are expected to approximate $0.4 million pre-tax at AMI Doduco, consisting mainly of additional severance-related expenses, and $2.25 million pre-tax at Pulse, consisting mainly of expenses related to further employment reductions and writedowns of certain assets. In total, these charges will amount to approximately $.05 per share after-tax. Estimated annual savings generated by these actions will exceed $2.2 million at Pulse and will approximate $0.5 million at AMI Doduco. Most of these savings will begin phasing in during the second quarter of 2002 and accelerate as the year progresses.

         As previously announced, first-quarter 2002 results also will include charges of between $16 million and $19 million, or $.47-$.56 per diluted share, related to an impairment of goodwill at AMI Doduco according to the new accounting standard, "Goodwill and Other Intangible Assets" (FAS 142). The goodwill impairment charge will be recorded as a cumulative effect of a change in accounting principle and will not impact operating profit or cash flow. Including the goodwill writedown and all unusual and infrequent items related to restructuring, the Company indicated its first-quarter net loss will likely be between $21 million and $25 million, or $.63-$.74 per diluted share.

          In January and February, Pulse's revenues were weaker than the Company previously expected, particularly in the telecom area. The Company now anticipates first-quarter Pulse revenues to be in the range of $44 million to $46 million. Pulse's restructuring efforts will continue into, and be completed by the end of, the second quarter of 2002 and will consist largely of additional capacity consolidation and reductions in operating expenses.

         Demand has been sluggish at AMI Doduco, mirroring prevailing economic conditions in North America and, of late, Europe. The Company anticipates first-quarter revenues in this segment to be comparable to the previous quarter, or in the $46 million to $48 million range. The Company plans to undertake further consolidation activities with respect to AMI Doduco in the second quarter of 2002, the final quarter in which it currently anticipates significant unusual expenses at AMI Doduco.

         CAUTIONARY NOTE: This current report on Form 8-K contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and projections about the industries in which the Company operates, the Company's beliefs and management's assumptions. Words such as "expects", "believes", "estimates", "anticipates" and "plans" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, these statements may differ materially from actual future


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events or results. These risks and uncertainties include: the failure of the markets the Company serves to improve or to improve at the rate the Company anticipates, the Company's ability to adequately respond to changes in technology, the Company's ability to reduce its costs if the Company is forced to reduce the selling price of its products, the Company's ability to avoid inventory obsolescence, the Company's ability to capitalize on recent and future acquisitions, the Company's ability to effectively manage its organization in light of recent reorganization efforts and the Company's ability to respond to competitive factors given current market conditions. This release should also be read in conjunction with the factors set forth in the Company's report on Form 10-Q for the quarter ended September 28, 2001 in item 2 under the caption "FACTORS THAT MAY AFFECT OUR FUTURE RESULTS (CAUTIONARY STATEMENTS FOR PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995)."


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHNITROL, INC.


                                    By:  /s/ Drew A. Moyer
                                       -----------------------------------------
                                            Drew A Moyer
                                            Corporate Secretary

Date: March 13, 2002